SONNET BioTherapeutics

Corporate Presentation

Cowen Healthcare Conference

March 2020

Forward Looking Statements

This presentation contains forward-looking statements about Sonnet BioTherapeutics based on management's current expectations which are subject to known and unknown uncertainties and risks. Words such as "anticipated," "initiate," "expect," "intend," "plan," "believe," "seek," "estimate," "may," and variations of these words or similar expressions are intended to identify forward-looking statements. Our actual results could differ materially from those discussed due to a number of factors, including, but not limited to, our ability to raise additional equity and debt financing on favorable terms, the success of our R&D programs, our ability to obtain regulatory approval of our clinical assets and other risk factors.

We are providing this information as of the date of this presentation and do not undertake any obligation to update any forward-looking statements contained in this presentation as a result of new information, future events or otherwise. Unless the context requires otherwise, references to "Sonnet," "Company," "we," "us" and "our" refer to Sonnet BioTherapeutics.

Powering a New Wave of Immune Therapeutics

Leadership	• Highly experienced executive team with a deep knowledge of biopharmaceutical drug discovery and development
Platform Technology	• Proprietary Fully Human Albumin Binding (F_HAB) platform provides considerable payload flexibility with asset generation capabilities across major biologic drug classes ▪ Targeted delivery with increased *in vivo* efficacy ▪ Single or bispecific mechanism of action ▪ Extended pK
Therapeutic Focus	• Corporate strategy comprises an internal therapeutic pipeline of oncology candidates, with external business development initiatives underway across oncology, autoimmune and inflammatory diseases • Recent acquisition of IL-6 therapeutic candidate (Phase 1 completed) ▪ Clinical efficacy studies with recombinant formulation of low-dose IL-6 in Chemotherapy-Induced Peripheral Neuropathy (CIPN) to commence year-end 2020 • Platform expansion capability into vaccines, antibody drug conjugation and CAR-T technology

Pipeline Overview

	Program	Indications	Discovery	Pre-Clinical	Phase I	Next Milestone:
	SON-080 (low dose IL-6)	Chemotherapy Induced Peripheral Neuropathy				Pilot Efficacy Study Initiation
	SON-081 (low dose IL-6)	Diabetic Peripheral Neuropathy				Phase 1b/2a Study Initiation
F_HAB Platform	SON-1010 (IL12-F_HAB)	Undisclosed Solid Tumor				GLP Tox
	SON-1210 (IL12-F_HAB-IL15)	Undisclosed Solid Tumor				Non-GLP Tox
	SON-2014 (GMcSF-F_HAB-IL18)	Early Stage Cancer				Preclinical Efficacy
	SON-3015 (Anti-IL6-F_HAB-Anti-TGFβ)	Tumor and Bone Metastases				Preclinical Efficacy

SONNET BioTherapeutics

Pipeline: Multiple Points of Intervention



IL-18
Lymph
Tumor
Antigen
Mature Dendritic Cell (antigen presenting)
Antigen Fragments
Naïve T-cell
Antigen receptors
Activated T-cell
Immature Dendritic Cell
Effector cells:
1. Activate other immune cells
2. Kill "target cells"
Memory cells:
1. Circulate months → years
2. Ready to rapidly respond to same antigen again
Antigen Recognition
Activated APC
T-cell Interaction
T-cell Activation
Replication of antigen-specific T-cells
T-cells become specialized
GM-CSF
IL-12
IL-15

Sonnet's Technology Advantage

Sonnet's Fully Human Albumin Binding (F_HAB) technology utilizes a single chain antibody fragment (scFv) capable of delivering one or two active drug compounds

- Therapeutic payloads attached via **flexible linker peptides**

Following administration, Sonnet's F_HAB-derived candidates **bind to and "hitch-hike" on endogenous human serum albumin (HSA)** for transport to target tissues

- F_HAB has been designed to **bind, unbind and rebind to albumin** in an on-and-off fashion through a physical bonding mechanism, obviating the need for chemical conjugation



Flexible Linkers
Therapeutic Payload B
Therapeutic Payload A
VH
VL
Albumin Binding Domain
Human Serum Albumin
IB
Cys-34
IA
IIIB
IIIA
Site II
IIA
Site I
Trp-214
IIB

Sonnet F_HAB complex taken up through GP60- and SPARC-mediated binding

KEY FEATURES

Fully Human Construct
- Low/No immunogenicity
- Single- or Bi-specific design

Targeted Delivery
- High efficacy with low side effects
- GP60- and SPARC-driven uptake

Enhanced pK
- Extended dosing intervals
- FcRn binding

Small Size with Linear Flexibility
- Optimized tumor penetration

Mammalian Cell Production (CHO)
- Glycosylated

Modular
- Off-the-shelf system
- Rapid asset development

F_HAB: Defining A Better Platform Technology

	F_HAB	PEGylation	IgG/Fab
Mechanism	Single or Bispecific	Single	Single or Bispecific
pK	+++	++	+++
Glycosylated	Yes	No	Yes
Tumor Targeting	+++	-	++
Tumor Penetration	++++ 25-85 kD	+++ ~80 kD	++ 100-300 kD

SONNET BioTherapeutics

F_HAB: Superior Uptake and Retention in Tumor Tissue

An *in vivo* demonstration of SPARC-mediated binding with optimized retention using albumin

Western blot analysis of Mouse 4T1 (TGFβ-positive tumor @ ~150mm[3]) extracts from mice terminated at 0.5, 4, 12 and 24-hours post IV injection with 100 µg/mouse of F_HAB, anti-TGFβ or anti-TGFβ-F_HAB.



FHAB alone
Anti-TGFβ, no FHAB
Anti-TGFβ-FHAB
50kD
0.5
4
12
24
0.5
4
12
24
0.5
4
12
24
hours
25kD

Results show superior accumulation and retention of F_HAB in the tumor

- **F_HAB - Present at 0.5 hours, peaks at 4 hours and detectable through 24 hours.**
- **Anti-TGFβ - Present at 0.5 hours then declines at 4 hours and undetectable at 12 and 24 hours.**
- **Anti-TGFβ-F_HAB – Present at 0.5 hours. and detectable through 24 hours.**

F_HAB: Enhanced Pharmacokinetics

Comparing the pharmacokinetic (pK) behavior of naked IL-12 and IL-15 versus the same interleukins linked to Sonnet's F_HAB

Method: 8 mice C57B/ TP, Age 9.5 weeks dose IV, sacrificed @ 5, 15, 30 mins, 1, 2, 4, 8, 24 & 48 hrs. Serum tested by ELISA



IL12-FHAB
IL12 WT
Protein Concentration (pg/ml)
10,000,000.00000
1,000,000.00000
100,000.00000
10,000.00000
1,000.00000
100.00000
10.00000
1.00000
t1/2 β = 9.5 hrs
t1/2 β = 2.5 hrs*
* IL12 pK in Mice ~ 3 hrs J. Immunol. 164, 839-847
0
5
10
15
20
25
30
Time (Hours)



IL15 WT
IL15-FHAB
Protein Concentration (pg/ml)
10,000,000.00000
1,000,000.00000
100,000.00000
10,000.00000
1,000.00000
100.00000
10.00000
1.00000
t1/2 β ~ 7.0 hrs
t1/2 β = 0.6 hrs
* IL15 pK in Mice ~ 0.5 hrs 2012 PLoS ONE 7(2):
0
5
10
15
20
25
30
Time (Hours)

Fusion to F_HAB increased the plasma half-life of IL-12 > 4x and IL-15 >10X

IL-12 MW = 70kd vs IL-15 MW=13kd

SONNET BioTherapeutics

SON-1010: Significantly Improved Tissue Distribution



Single Dose
* Equal molar IL-12 concentration
Average Total Protein Concentration (ng/ml)
1000
100
10
1
Serum
Tumor
Spleen
IL-12 (20 µg)
IL12-F_HAB (30 µg) *

SON-1010 ELISA analysis of serum, spleen and tumor IL-12 shows high levels in each for IL12-F_HAB treated mice as compared to naked IL-12 treatment.

Concentrations of IL-12 were increased in serum, tumor and spleen, 128-fold, 5.6-fold and 18-fold, respectively, over mice dosed with naked IL-12.

SON-1010: Extended IFN-γ Release With Reduced Tumor and Reciprocal Spleen Weight vs Naked IL-12



Tumor Weight
ANOVA: P=0.0081*
Grams
0.4
0.3
0.2
0.1
0.0
Placebo
IL12-FHAB 1μg
IL12-FHAB 3μg
IL-12 1μg
IL-12 3μg
Day 5



Spleen Weight
ANOVA: P=0.0061
*
Grams
0.2
0.1
0.0
Placebo
IL12-FHAB 1μg
IL12-FHAB 3μg
IL-12 1μg
IL-12 3μg
Day 5



IFN-γ
Placebo
IL12-FHAB 1μg
IL12-FHAB 3μg
IL-12 1μg
IL-12 3μg
pg/ml
2500
2000
1500
1000
500
0
0
2
4
6
Days
in AUC & Exposure

Summary:

- IL12-F$_H$AB is more effective than naked IL-12 in reducing tumor weight, at equivalent doses
- Reduction in tumor weight correlates with increase in spleen weight
- IFNγ levels are ~10x greater with longer pK

SONNET BioTherapeutics

SON-1010 vs naked IL-12: Dose Level Comparisons

Tumor Volume Changes Between Groups on Day 10 Post Treatment


IL-12 vs IL12-F$_H$AB
Final Tumor Volume (mm³)
3000
2500
2000
1500
1000
500
0
P=0.0109
P=0.0027
P=0.0818
*
***
Treatment Groups

All asterisks are compared to Vehicle group with one-way ANOVA analysis
* <0.05 ** <0.01 *** <0.001

Single Dose

		Group	Dose
	(red)	G1: Vehicle	
*	(blue)	G2: IL-12	3µg
	(green)	G3: IL12-F$_H$AB	
*	(magenta)	G4: IL-12	10µg
	(olive)	G5: IL12-F$_H$AB	
*	(light red)	G6: IL-12	20µg
	(light green)	G7: IL12-F$_H$AB	

* Equal molar IL-12 concentrations

- Dose-dependent reduction in tumor volume with improved survival
- Superior to naked IL-12
- Favorable toxicity as measured through body weight analysis
- Markers of CRS showed no increase at doses <20 µg

SONNET BioTherapeutics

SON-1010: 50% Improved Survival vs Naked IL-12



% Animal Survived to 2000mm³
100
80
60
40
20
0
6
8
10
12
14
16
18
20
22
Days post Treatment
Single Dose
G1: Vehicle
G2: IL-12
G3: IL12-F_HAB
3µg
G4: IL-12
G5: IL12-F_HAB
10µg
G6: IL-12
G7: IL12-F_HAB
20µg
* Equal molar IL-12 concentrations

Median Days for 50% Tumor reach 2000mm^3	
G1	10
G2	12
G3	14
G4	12
G5	14
G6	14
G7	17.5

Log rank Test for Trend	
Comparison	P value
All Groups	0.0111
G2 vs G3	0.0129
G4 vs G5	NS
G6 vs G7	0.008

Kaplan-Meier evaluation of mouse B16F tumor survivability shows a marked increase in survival with IL12-F$_H$AB treatment. Doses of 10µg and 20µg of IL-12 WT exhibited 50% survival at 2 and 4 days over vehicle control (10 days). All doses of IL12-F$_H$AB showed 50% survival over vehicle at 14 and 17.5 days. Survivability at the lowest doses of IL12-F$_H$AB were equivalent to highest dose IL-12 WT.

SONNET BioTherapeutics

SON-1010: Reduces Tumor Volume

Single Dose IL12-F$_H$AB (1.3µg) vs IL-12 (30µg) in B16F10 Melanoma



Tumor Volume (mm³)
3000
2500
2000
1500
1000
500
0
Placebo
IL12-FHAB (1.3µg, SD) = Molar 0.9µg of IL-12
IL-12 (30µg, SD)
1:30 ratio of IL-12
Dose
0
2
4
6
8
10
Days
Tumor Volume
2857
1996
1002

IL-12 (1µg) and IL12-F$_H$AB (1.3µg) are molar equivalent and have similar bioactivity, *in vitro*; however, *in vivo*, F$_H$AB is approximately 30-fold more potent than IL-12 (at day 10, 1.3µg IL12-F$_H$AB > IL-12 30µg).

SON-1010: Nearing CMC Completion

CHO Cell Line
- Cell line development completed by Sartorius Stedim CMTS Group (Cellca)
- Master cell bank manufactured and tested

Analytical Methods Development and Qualification Underway

2020 Process Development and Manufacturing Milestones
- Process development nearing completion
  - Critical process parameters (CPPs) identified
  - Critical quality attributes identified
  - Target specification achievable
- In preparation: Small scale development batch for non-clinical xenograph mouse study
- GLP toxicology batch
- GMP batch

Formulation Development and Product Stability
- Storage conditions for drug substance (API) and lyophilized drug product in final stages of development
- Stability studies on GLP and GMP batches of DS and DP study design complete

IL12-F_HAB-IL15 vs IL12-F_HAB: Bispecific is Better

Sonnet Bispecific Construct
IL12-F_HAB-IL15

Synergistic Biologic Activity:

IL-12: ↑ IL-15 alpha receptor, ↑ IFN, ↑ NK/T cells, ↑ TH1 and ↓ T reg

IL-15: ↑ IL-12 beta 1 receptor, ↑ NK cells, ↓ CD8 memory loss by apoptosis



Single I.V. Dose @ 100 mm³ SC B16F10
Day 10 Tumor Volume (n=8)
Final Tumor Volume (mm³)
1500
1000
500
0
Vehicle
IL12-FHAB (5μg)
IL12-FHAB-IL15 (6μg)
Molar = 5 μg IL12

IL12-F_HAB-IL15 produced a greater reduction in tumor volume than the molar equivalent dose of IL12-F_HAB.
***In vivo*, IL12-F_HAB-IL15 is efficacious in reducing tumor growth.**

IL12-F_HAB-IL15 vs Concomitant IL-12 and IL-15

Tumor Reduction Data



Day 11
Tumor Volume (mm³)
2000
1000
0
1ug +5ug
1.5ug
6ug
1.5ug
6ug
Day 11 vehicle at +3000m³ not shown
IL-12 (5µg) + IL-15 (1µg)
IL12-FHAB-IL15 (1.5µg)
IL12-FHAB-IL15 (6µg)
IL15-FHAB-IL12 (1.5µg)
IL15-FHAB-IL12 (6µg)

IL12-F_HAB-IL15 shows better tumor reduction than naked, concomitantly dosed IL-12 and IL-15

CIPN: A Neglected Disease

CIPN

Large global CIPN Patient Population
- >50% of cancer patients under chemotherapy
- US cancer survivor population ~ 17 million

Wide variety of symptoms
- Intractable Pain and Loss of sensory perception
- Motor Weakness and autonomous nervous system impairment

Poorly efficient pain relief – No disease modifier
- Limited efficacy, high side effect burden
- Unaddressed non-pain symptoms

Serious consequences
- Chemotherapeutic treatment swap or stop

IL-6

Therapeutic strength
- Efficacy against diverse chemotherapies
- Prevents and reverses disease

Pleiotropic efficacy
- Reverses exacerbated pain
- Restores nerve structure and function

Large potential
- Efficacy demonstrated in other neuropathy models
- Potential to address autonomic symptoms

Safe
- Previous clinical trial data warrant safe development

CIPN represents a significant commercial opportunity and IL-6 has high potential to deliver therapeutic benefit

IL-6 Induces Neuroprotection

Neuron

Protects Neurons from excitotoxic Injury



Myelin sheet

Stimulates production of Myelin Binding Protein (MBP)

Epidermal Innervation

Reinstates nerve fiber density


Intraepidermal nerve fibers density
Number of fibers per field
0
1
2
3
4
5
6
7
8
9
*
*
Control Vehicle
Vincristine Vehicle
Vincristine IL-6 (10μg/kg/d)


Sensory Nerve Conduction Velocity
Time (s)
30
35
40
45
50
55
*
*
*
Control Vehicle
Cisplatin Vehicle
Cisplatin IL-6 (3 μg/kg)
Csiplatin IL-6 (10 μg/kg)

Nerve function

Reinstates nerve conduction velocity

Sensory function

Normalizes sensations


Hot plate test
Time to response (s)
0
1
2
3
4
5
6
*
*
Control Vehicle
Vehicle
IL-6 (3μg/kg/d)
IL-6 (10μg/kg/d)
Cisplatin

SONNET BioTherapeutics

IL-6: Safe and Well Tolerated at the Target Dose

Phase I/II clinical data

- Condition: Thrombocytopenia
- Patients: n=213; all types also including Grade III/IV cancer[1]
- Studies: 10 independent Phase I/II studies[2]
- Co-treatment: Diverse antineoplastic therapies[3]
- Doses : 0.25-32 µg/kg/day, or 5-20 µg/kg/TIW[4] subcu
- Duration: Up to 10 weeks
- pK parameters: $T_{1/2}$:4-5h, $C_{max(0.5µg/kg)}$: 85pg/mL blood

- Side effect profile: Similar AEs and SAEs to controls, eg fever and rigor, headache, vomiting (at target dose range).
- No exacerbation of pain or neuropathy were observed after IL-6 administration.
- Safety window: MTD=5µg/kg/day or 10µg/kg/TIW
- Doses below 2.5 mg/kg/day were well tolerated
- Sonnet target dose will be 0.2 – 0.8 mg/kg/TIW, 50 times below estimated MTD.

Safety of low dose IL-6 independently verified

IL-6: Plan for Proof-of-Efficacy in CIPN Patients

Low dose, recombinant human IL-6 is safe in cancer patients

Design of a randomized, double-blind, placebo-controlled trial is currently underway:

- Cancer survivors with at least 6-12 months of CIPN post-antineoplastic treatment
- 2-3 doses, subcutaneously delivered by a home healthcare professional
- Treatment duration, 6-12 weeks
- Endpoints
  - Intra-epidermal nerve fibre density (nerve preservation)
  - Patient assessment questionnaire

Leadership

Accomplished management team with deep experience in biotechnology



Pankaj Mohan, PhD

Founder, CEO & Chairman

Biotechnology entrepreneur with start-up, academic, large biopharma and government experience.

Founded Oncobiologics in 2011 and led it to a successful IPO in 2016 (Nasdaq: ONS).

More than 20 years in key technical and business roles at Genentech, Eli Lilly and Bristol-Myers Squibb.

Served as an Assistant Professor at University College London, and author of an industry reference book on bioprocess operations (McGraw-Hill).



Jay Cross

Chief Financial Officer & Chief Business Officer

Over 19 years successfully advising, financing and investing in the biotechnology sector.

Former Managing Director, Healthcare Investment Banking, Chardan, and Senior Analyst and Portfolio Manager at Balyasny Asset Management, Citadel and SAC Capital. Previously on the healthcare equity research teams at Goldman Sachs and Hambrecht & Quist.



John Cini, PhD

Chief Scientific Officer /Co-Founder

Former Vice President of Discovery and Development Sciences at Oncobiologics.

Successfully advanced more than 30 novel monoclonal antibody products from discovery to IND.

Several novel products and formulation patents and applications related to wound healing & cancer therapy.

Medarex - Executive Director from 1999-2009 (acquired by BMS), Principal Scientist at Johnson & Johnson and Bayer Pharmaceuticals.



Terence Rugg, MD

Chief Medical Officer

Internationally respected oncologist with nearly 30 years experience in the development of oncology drugs. Involved in the development of over 30 therapeutic compounds, including at least 12 different classes of anti-cancer drugs.

Formerly Vice President, BioOncology Medical Affairs at Genentech, Chief Medical Officer and VP-Development for SGX Pharmaceuticals, Vice President and Head of Oncology/Medical Affairs at Sanofi-Aventis and Head of Oncology for Aventis Global Medical Affairs.

Previous positions at Eli Lilly, Zeneca Pharmaceuticals, Ilex Oncology and British Biotech.



Susan Dexter

Chief Technical Officer

Over 25 years in biotechnology science, manufacturing and business development. Ms. Dexter has worked as a scientist doing cell culture and small scale manufacturing.

Management of biotechnology contract manufacturing services ranging from process development through commercial manufacturing, and strategic consulting-related services.

Roles include Managing Director, Latham Biopharm Group, Chief Business Officer at Xcellerex, Inc, VP of Business Development at The Dow Chemical Company, Assoc. Director of Business Development, Celltech and Lonza.